For the fiscal period ended (a) 6/30/01
File number (c) 811-2992

	SUB-ITEM 77 0
	EXHIBITS

	Transactions Effected Pursuant to Rule 10f-3

1.	Name of Issuer
New York City Transitional Finance Authority

2.	Date of Purchase
  10/25/00

3.	Number of Securities Purchased
  100,000

4.	Dollar Amount of Purchase
  $10,351,900

5.	Price Per Unit
  $103.519

6.	Name(s) of Underwriter(s) or Dealer(s)
From whom Purchased
  Lehman Brothers

7.	Other Members of the Underwriting Syndicate

Morgan Stanley Dean Witter
Saloman Smith Barney
Lehman Brothers
Prudential Securities, Inc.
Merrill Lynch & Co.
Goldman, Sachs & Co.
Dain Rauscher, Inc.
J.P. Morgan & Co.
William E. Simon & Sons Municipal Securities, Inc.
Bear, Stearns & Co., Inc,.
PaineWebber Inc.
Fleet Securities, Inc.
M.R. Beal & Company
Siebert Brandford Shank & Co., LLC
Advest, Inc.
CIBC Oppenheimer
First Albany Corporation
Apex Pryor Securities
Lebenthal & Co., Inc.
Roosevelt & Cross Incorporated
David Lerner Associates, Inc.


For the fiscal period ended (a) 6/30/01
File number (c) 811-2992

	SUB-ITEM 77 0
	EXHIBITS

	Transactions Effected Pursuant to Rule 10f-3

1.	Name of Issuer
Broward Cnty Fla Resource Recover Wheelabrator

2.	Date of Purchase
  2/13/01

3.	Number of Securities Purchased
  50,000

4.	Dollar Amount of Purchase
  $4,899,500

5.	Price Per Unit
  $97.990

6.	Name(s) of Underwriter(s) or Dealer(s)
From whom Purchased
  Raymond James

7.	Other Members of the Underwriting Syndicate

Prudential Securities, Inc.
PaineWebber Inc.
Raymond James & Associates Inc.